Exhibit 99.2

FRESH START PRIVATE, INC.

FINANCIAL STATEMENTS

June 30, 2011

Unaudited

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

FRESH START PRIVATE, INC.

BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$8,060	$7,128
Accounts Receivable	353,444	-
Deferred Cost	38,982	-
TOTAL CURRENT ASSETS	400,486	7,128
FIXED ASSETS
Office Equipment - net	3,680	4,304
OTHER ASSETS
Deposit	2,278	490
TOTAL ASSETS	$406,444	$11,922

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$344,970	$12,000
Advance Receivable from Customer	17,000	-
Deferred revenue	133,629	6,500
Loans from Related Parties	216,244	77,066
TOTAL CURRENT LIABILITIES	711,843	95,566
LONG-TERM LIABILITIES
Notes Payable-Related Party	90,380	89,070
TOTAL LIABILITIES	802,223	184,636

STOCKHOLDER'S EQUITY ( DEFICIT )
Capital stock
Authorized
16,000,000 shares of common stock of $0.001 per share
Issued and outstanding
16,000,000 shares are issued and outstanding on June 30, 2011 and December 31, 2010	16,000	16,000
Accumulated deficit	(411,779)	(188,714)
TOTAL STOCKHOLDER'S EQUITY/(DEFICIT)	(395,779)	(172,714)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$406,444	$11,922

The accompanying notes are an integral part of these financial statements

FRESH START PRIVATE, INC.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three months	Three months	Six months	Six months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues	$305,430	$45,511	$334,080	$96,400
Cost of Revenue	128,529	39,469	166,071	59,691
Gross Profit (loss)	176,901	6,042	168,009	36,709

GENERAL AND ADMINISTRATIVE EXPENSE

Consulting fees	76,230	-	141,570	240
Office and general	143,459	21,554	210,900	47,344
Professional Fees	37,294	-	37,294	300
Total Expenses	256,983	21,554	389,764	47,884
Income (loss) from Operations	(80,082)	(15,512)	(221,755)	(11,175)

OTHER INCOME (LOSS)
Interest Expense	(659)	-	(1,310)	-
NET LOSS	$(80,741)	$(15,512)	$(223,065)	$(11,175)

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE	$(0.01)	$(0.01)	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	16,000,000	9,000,000	16,000,000	9,000,000

The accompanying notes are an integral part of these financial statements

FRESH START PRIVATE, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From December 31, 2009 to June 30, 2011
(Unaudited)
	Common Stock
			Additional	Share
	Number of		Paid-in	Subscriptions	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, December 31, 2009	9,000,000	$9,000	$-	$(9,000)	$(34,124)	$(34,124)

Subscription Received				9,000		9,000

Common stock issued for service on August 14, 2010 at $0.001	7,000,000	7,000				7,000

Net loss for the period ended
December 31, 2010	-	-	-	-	(154,590)	(154,590)

Balance, December 31, 2010	16,000,000	$16,000	$-	$-	$(188,714)	$(172,714)

Net loss for the period ended
June 30, 2011	-	-	-	-	(223,065)	(223,065)

Balance, June 30, 2011	16,000,000	$16,000	$-	$-	$(411,779)	$(395,779)

The accompanying notes are an integral part of these financial statements

FRESH START PRIVATE, INC.

STATEMENTS OF CASH FLOWS
(Unaudited)
	Six months	Six months
	Ended	Ended
	June 30, 2011	June 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(223,065)	$(11,175)
Depreciation and amortization	624	-

Adjustments to reconcile net loss to net cash (used in ) provide by operating activities
Increase in accounts receivable	(353,444)
Increase in deferred cost	(38,982)
Increase in accounts payable	332,970	-
Increase in Advance Receivable from Customer	17,000
Increase in accrued interest	1,310
Decrease in deferred revenue	127,129	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
	(136,458)	(11,175)

INVESTING ACTIVITIES
(Increase) in Deposit	(1,788)	(4,297)
NET CASH PROVIDED BY INVESTING ACTIVITIES
	(1,788)	(4,297)
FINANCING ACTIVITIES
Proceeds from sale of common stock	-	(9,000)
Proceeds from short-term loan from related parties	139,178	21,344
NET CASH PROVIDED BY FINANCING ACTIVITIES
	139,178	12,344

NET INCREASE ( DECREASE) IN CASH	932	(3,128)
CASH, BEGINNING OF YEAR	7,128	3,230
CASH, END OF YEAR	$8,060	$102

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

FRESH START PRIVATE, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2011

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on May 3, 2009 and established a fiscal year end of December 31. We are a Company organized to provide alcohol addiction treatment.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition
The Company’s operations recognize revenue in the period of delivery when all direct costs associated with the revenue, are expensed.  Specifically, the Company recognizes revenue from its medical procedures upon delivery of the service.  The Company recognizes revenue from its counseling services when all of the counseling sessions have been taken.  The Company provides an allowance for insurance claims that have not been paid at the rate of 50% until such time as the Company has sufficient claims experience.  The allowance is offset against revenues.  Gross revenues for the six months ended June 30, 2011 were $637,680 with an insurance claim allowance of $332,250.

Deferred revenue
The Company records the unearned portion of its cash patient contracts and counseling sessions as deferred revenue.

Deferred costs The Company records the procedure costs associated with its deferred cash patient revenue as deferred costs. These costs are recognized when the underlying revenue is earned.
Advertising
Advertising costs are expensed as incurred. As of June 30, 2011 and 2010, $167,213 and $287 advertising costs have been incurred.

Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

FRESH START PRIVATE, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2011

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equipment

Equipment, leasehold improvements, and additions thereto are carried at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable property generally five to seven years for assets purchased new and two to three years for assets purchased used.  Leasehold improvements are amortized over the shorter of the lease term or the estimated lives.  Management evaluates useful lives regularly in order to determine recoverability taking into consideration current technological conditions.  Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized.  Fully depreciated assets are retained in equipment and accumulated depreciation accounts until retirement or disposal.  Upon retirement or disposal of an asset, the cost and related accumulated depreciation are removed, and any resulting gain or loss, net of proceeds, is credited or charged to operations.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment

Income per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive income per share reflects the potential dilution of securities that could share in the income of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic income per share.

Stock-Based Compensation
Codifications topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees.  Prior to the May 1, 2005 (fiscal year 2006) adoption of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“SFAS”) 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), the Company applied SFAS 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), which provided for the use of a fair value based method of accounting for stock-based compensation.  However, SFAS 123 allowed the measurement of compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”), which only required charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock.  Prior to fiscal year 2006, the Company had elected to account for employee stock options using the intrinsic value method under APB 25 and provided, as required by SFAS 123, pro forma footnote disclosures of net loss as if a fair value based method of accounting had been applied.
The Company adopted SFAS 123R in accordance with the modified retrospective application and has restated the consolidated financial statements from the beginning of fiscal year 2006 for the impact of SFAS 123R.  Under this transition method, stock-based compensation expense in fiscal year 2006 included stock-based compensation expense for all share-based payment awards granted prior to, but not yet vested as of May 1, 2005, based on the grant-date fair value estimated in accordance with the original provision of SFAS 123.  Stock-based compensation expense for all share-based payment awards granted after May 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.  The Company recognizes these compensation costs using the graded vesting attribute method over the requisite service period during which each tranche of shares is earned (generally one third at zero, one, and two years) with the value of each tranche is amortized on a straight-line basis.

Reclassifications
Certain prior period amounts have been reclassified to conform to current period presentation.

FRESH START PRIVATE, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2011

    NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of June 30, 2011 and December 31, 2010, the Company has a working capital deficit of $311,357 and $88,438, and an accumulated deficit of $411,779 and $188,714.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or by merging with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares and through operations.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

☐  Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

☐  Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

☐
Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents, accounts receivable, prepaid expenses and deposits, deferred revenue, loans from related parties and long-term debt approximate their market values as of June 30, 2011 and December 31, 2010.

FRESH START PRIVATE, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2011

NOTE 5 – FIXED ASSETS, NET

	June 30, 2011	December 31, 2010
Office equipment and furniture	$6,241	6,241
Less: Accumulated depreciation	(2,561)	(1,937)
	$3,680	4,304

As of period end June 30, 2011 and year end December 31, 2010, depreciation expense is $624 and $1,739.

NOTE 6 – CAPITAL STOCK

As of June 30, 2011 and December 31, 2010, Common Stock, $0.001 per share: 16,000,000 shares authorized. 16,000,000 shares issued and outstanding. No preferred shares have been authorized or issued.

As of June 30, 2011 and December 31, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

Transactions, other than employees’ stock issuance, are in accordance with ASC 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees’ stock issuance are in accordance with ASC 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable

On July 8, 2009 the Company issued 9,000,000 common shares at $0.001 per share for cash and on August 14, 2010 the Company issued 7,000,000 common shares at $0.001 per share in-kind for consulting service.

October 10, 2011, the Company increased its authorized common shares to 50,000,000.

October 11, 2011, the Company issued 21,000,000 common shares to management and employees of the Company for total cash of $21,000. ( See Note 12)

NOTE 7 – RELATED PARTIES TRANSACTION

Loan Payables
As of June 30, 2011 and December 31, 2010, the Company has received the advance from Jorge Andrade, President, and Neil Muller, director as loans from related parties. The loans are payable on demand and without interest.

	June 30,	December 31,
	2011	2010
Jorge Andrade	$124,820	$53,784
Neil Muller	91,424	23,282
	$216,244	$77,066

FRESH START PRIVATE, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2011

NOTE 7 – RELATED PARTIES TRANSACTIONS

Consulting services

August 14, 2010 the Company issued 7,000,000 common shares at $0.001 per share in kind for consulting services. The shares were issued to shareholders of Fresh Start Private Inc., including 1,280,000 to Jorge Andrade, President, and his family.  Additionally, the Company paid directly or indirectly to directors of the Company for management consulting services as follows:

Consulting agreement with Terranautical Global Investments (“TGI”).  TGI is a company controlled by Jorge Andrade that provides consulting services to the Company.  There is no formal agreement between the parties and is on a month to month basis.  The remuneration ranges between $5,000 and $10,000 per month depending on the services provided.  As of June 30, 2011 and December 31, 2010, TGI was paid $29,500 and $6,000 as consulting fees.  As of June 30, 2011, there was an unpaid balance of $10,000.

Consulting agreement with Premier Aftercare Recovery Service, (“PARS”).  PARS is a Company controlled by Neil Muller that provides consulting services to the Company.  There is no formal agreement between the parties and the amount of remuneration depends on the services provided and ranges between $5,000 and $10,000 per month.  As at June 30, $40,230 in consulting fees and $5,809 in reimbursement of expenses and $6,090 and for December 31, 2010, was paid as consulting fees.  As of June 30, 2011, there was an unpaid balance of $10,000.

West Coast Health Consulting, Inc. is a company controlled by Neil Muller that previously provided consulting services to the Company. As of June 30, 2011 and December 31, 2010, $4,000 and nil were paid in consulting fees.

Jorge Andrade was paid a consulting fee of $2,500 for the period ended June 30, 2011.

NOTE 8 - LONG-TERM NOTES PAYABLE-RELATED PARTIES

On August 5, 2010, the Company issued an $88,000 promissory note to Fresh Start Private Management, Inc., which has the same Chief Executive Officer and President as the Company.  Further, the Company has signed an Asset Purchase Agreement with Fresh Start Private Management, Inc. (see Note 10). The promissory note is payable, with interest at 3% and due on August 5, 2012.  As of June 30, 2011, the Company accrued interest amounting to $2,380.

FRESH START PRIVATE, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2011

NOTE 9 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of June 30, 2011 and December 31, 2010  are as follows:

	June 30, 2011	December 31, 2010
Net loss	(223,065)	-
Loss carry forward	(188,714)	(188,714)
	(411,779)	(188,714)
Effective tax rate	35%	35%
Deferred tax asset	144,123	66,050
Less: valuation allowance	(144,123)	(66,050)
Net deferred tax asset	-	-

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 10 – AGREEMENTS

On November 22, 2010 the Company signed an Asset Purchase Agreement and Intellectual Property License with Fresh Start Management, Inc to take over the assets of the Company, subject to these accounts being presented.  The purchase price is 16,000,000 restricted shares of Fresh Start Management, Inc.

On February 1, 2011, the Company entered into an agreement with a national advertising company to provide advertising services.  The value of these services is based on the geographic area of the advertising campaign, the demographics of the area and the frequency of the advertising elements undertaken in the prior month.  The term of the agreement is for one year.

On January 15, 2011 the Company’s target public company, Fresh Start Private Management Inc. entered into an agreement with an international investor relations firm to provide investor relation services.  The term of the agreement was for one year.  The remuneration for their services was for $10,000 per month until July 2011 and $20,000 per month thereafter.  The Company agreed to cover the cost of these services.  As of August 2011, this agreement has been cancelled.

On June 1, 2011 the Company entered into a services agreement with Start Fresh Alcohol Recovery Clinic Inc.  This clinic agrees to provide the implant procedures for the Company in return for a fee.    In return, the Company agrees to provide all management and accounting services for the clinic.   The agreement is effective until canceled by the Company.

FRESH START PRIVATE, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2011

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company occupies their current corporate office location under an operating lease. The lease commenced August 1, 2009 and renewed on January 1, 2011, and is for a two year term, renewable.  Net rent expense was $20,301 and $15,917 for the six months ended June 30, 2011 and year ended December 31 2010.  The monthly rent expense is $3,312.  The future minimum lease payments are $18,288.
At June 30, 2011, future minimum payments under the operating lease (net of sublease income) are as follows:

                            Fiscal Year                            Amount
  2011                                  $19,872
  2012                                    39,744
                                                                              59,616

NOTE 12 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through September 15, 2011, the date the financial statements were available to be issued, and has determined that there are no other events to disclose other than the following:

October 10, 2011 the Company amended its articles to increase the number of authorized common shares to 50,000,000.

October 11, 2011, the Company issued 21,000,000 common shares at $0.001 per share to management and employees of the Company for cash consideration of $21,000.

August 1, 2011, Start Fresh Alcohol Recovery Clinic Inc. (the “Clinic”) entered into an agreement with a factoring company to provide a debt facility secured against the approved insurance clients of the Company.  The agreement is for one year, for a maximum facility of $500,000.  The facility bears a Funding fee equal to the greater of (i) the prime rate of interest plus 6.5% multiplied by the outstanding facility position, calculated monthly and (ii) $4,500 and a Collateral Management Fee equal to 1% of the factored accounts receivable.  If both fees are less than $6,000 per month, then the combined fee is $6,000.  Up to October 31, 2011, the aforementioned fees are capped at 50% of the greater amount. Additionally the Company is responsible for monthly maintenance fees of $350 per month and an origination fee of 3% of the facility cap or $15,000.   The Company is guarantor for this facility.  The security for the facility has been provided by way of a security interest against the receivables of the Clinic, a general security assignment over all of the assets of the Clinic and the Company and personal guarantees of two of the Company’s directors.  As of September 15, 2011, the Clinic had drawn $135,000 of the facility.